CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of AQR Funds of our report dated November 17, 2020, relating to the financial statements and financial highlights, which appears in AQR Emerging Multi-Style Fund’s, AQR TM Emerging Multi-Style Fund’s, AQR TM International Momentum Style Fund’s, AQR International Momentum Style Fund’s, AQR TM International Multi-Style Fund’s, AQR International Multi-Style Fund’s, AQR TM Large Cap Momentum Style Fund’s, AQR Large Cap Momentum Style Fund’s, AQR TM Large Cap Multi-Style Fund’s, AQR Large Cap Multi-Style Fund’s, AQR TM Small Cap Momentum Style Fund’s, AQR Small Cap Momentum Style Fund’s, AQR TM Small Cap Multi-Style Fund’s, and AQR Small Cap Multi-Style Fund’s Annual Report on Form N-CSR for the year ended September 30, 2020. We also consent to the references to us under the headings “Financial Highlights”, “Financial Statements” and “Documents Incorporated by Reference” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
November 25, 2020